MIC

125 West 55th Street New York, NY10019 United States	Telephone Facsimile Internet:	+1 212 231 1825 +1 212 231 1828 www.macquarie.com/mic

FOR IMMEDIATE RELEASE

MIC REPORTS SECOND QUARTER 2020
FINANCIAL AND OPERATIONAL RESULTS

•Second quarter results reflect the impact of COVID-related travel and other restrictions on Atlantic Aviation and MIC Hawaii, offset by improved performance of International-Matex Tank Terminals
•General aviation flight activity increases from April lows through quarter end driving better than expected cash contribution from Atlantic Aviation
•Company remains confident in capital and liquidity position, ability to manage costs

New York, August 4, 2020 — Macquarie Infrastructure Corporation (NYSE: MIC) today announced its second quarter 2020 operational and financial results. The results reflect the ongoing impact of COVID-19 related travel restrictions, quarantines and event cancellations on the Company’s Atlantic Aviation and MIC Hawaii segments, partially offset by improved performance in its IMTT segment.
Christopher Frost, MIC’s Chief Executive Officer, said: “Our bulk liquid storage and handling business, IMTT, saw sustained high levels of storage utilization and generated year-on-year improvement in financial performance while a partial recovery in general aviation flight activity in the U.S. contributed to a better than anticipated result at Atlantic Aviation.
“We remain confident in the outlook for MIC and its operating businesses over the medium term despite the impact of COVID-19 on our results for the second quarter. Cost reduction initiatives implemented early in the quarter enabled us to achieve targeted levels of expense savings while continuing to provide a high level of service and support to our customers.”
Second Quarter 2020 Financial Results
MIC reported a net loss from continuing operations of $8 million for the quarter, compared with net income of $6 million in the second quarter of 2019. The decrease reflects reduced revenue from each of Atlantic Aviation and MIC Hawaii. The reduced revenue was partially offset by lower expenses including fees payable to the Company’s external manager, lower unrealized losses on interest rate hedges and an income tax benefit.
Adjusted EBITDA excluding non-cash items from continuing operations totaled $87 million in the second quarter, down from $134 million in the prior comparable period. The decrease reflects the reduced contributions from each of Atlantic Aviation and MIC Hawaii, including a $7 million provision for estimated costs of remediating certain environmental matters recorded in selling, general and administrative expenses at Atlantic Aviation, partially offset by an increased contribution from IMTT.
MIC generated cash from operating activities of $73 million in the second quarter, down from $108 million in the prior comparable period. The decrease primarily reflects the reduced EBITDA excluding non-cash items generated by each of Atlantic Aviation and MIC Hawaii and declines in the amounts of products purchased and lower wholesale product prices, partially offset by declines in the amount of product sold and lower retail product prices.
The Company’s Adjusted Free Cash Flow from continuing operations totaled $46 million in the second quarter, down 48% from $88 million in the prior comparable period. The decrease reflects the reduction in Adjusted EBITDA excluding non-cash items and higher maintenance capital expenditures, partially offset by a current tax benefit.

Second Quarter 2020 Segment Results
“The improved results at IMTT reflect an increase in demand for storage, particularly for petroleum products, together with a consistent level of uncontracted, ancillary services in the quarter,” said Frost.
•IMTT generated EBITDA excluding non-cash items of $68 million in the second quarter of 2020, up from $64 million in the prior comparable period. The improved operating results reflect higher average capacity utilization of 94.6% compared with 82.9% in the second quarter of 2019. Utilization at the end of the second quarter was 95.7%. Revenue from ancillary services including for throughput, blending, and heating was flat with the second quarter in 2019. Ancillary services generally comprise less than 20% of IMTT’s revenue.

•IMTT generated Free Cash Flow of $44 million in the quarter, down from $45 million in the prior comparable period, reflecting the increase in EBITDA excluding non-cash items offset by higher maintenance capital expenditures. The increase in maintenance capital expenditures reflects a change in timing versus 2019 as spending for the full year is expected to be broadly consistent with 2019.
“The partial recovery in general aviation flight activity in the quarter resulted in an increased contribution from Atlantic Aviation relative to the end of the first quarter. A lifting of lockdown measures in additional markets and a recovery in business oriented travel could increase flight activity, although the absence of most event-related and international travel together with increases in COVID-19 infections in certain states, could limit further recovery in 2020,” said Frost.
•Atlantic Aviation generated EBITDA excluding non-cash items of $17 million in the second quarter of 2020, down 73% from $62 million in the prior comparable period. The result for the quarter includes a provision for remediation of environmental matters of $7 million, net of insurance recoveries.

•Based on data published by the Federal Aviation Administration, U.S. domestic general aviation flight activity declined by an average of 46% during the quarter compared with the second quarter in 2019. General aviation flight activity at airports on which Atlantic Aviation operates declined by an average of 53% during the period. Flight activity across the Atlantic Aviation network was down 23% in June 2020 compared with June 2019 reflecting the substantial sequential recovery during the quarter. However, the amount of fuel sold during June was down 28% as shorter flights in smaller aircraft comprised a larger proportion of total activity. The change in mix of traffic and the associated decline in fuel sales was consistent with both the absence of any material international activity and the fact that the Atlantic Aviation network serves centers of economic activity and populous regions that have generally been subject to more stringent lockdowns associated with COVID-19.

•Free Cash Flow at Atlantic Aviation totaled $12 million for the quarter, down from $41 million in the prior comparable period primarily as a result of the decline in EBITDA excluding non-cash items, partially offset by an income tax benefit, lower cash interest expense and lower maintenance capital expenditures.
“Travel restrictions and rules requiring mandatory quarantining effectively eliminated tourism in Hawaii during the quarter and materially reduced demand for gas produced and/or distributed by Hawaii Gas,” said Frost.
•MIC Hawaii generated EBITDA excluding non-cash items of $7 million in the second quarter of 2020, down from $14 million in the prior comparable period. The decrease reflects an approximately 40% decline in gas consumption led by hotels and restaurants. Travel restrictions and mandatory quarantining reduced average daily visitor arrivals to Hawaii by over 95% versus the same period in 2019.

•MIC Hawaii generated Free Cash Flow of $3 million for the quarter, down from $10 million in the prior comparable period, as a result of the decrease in EBITDA excluding non-cash items and higher income taxes, partially offset by lower maintenance capital expenditures.
MIC’s Corporate and Other segment includes costs of managing the public company, interest expense associated with holding company level debt facilities and expenses related to its pursuit of strategic alternatives.
•Holding company level cash interest expense increased to $6 million for the quarter from $4 million in the prior comparable period due to the Company having drawn $599 million on its revolving credit facility in March. The increase was partially offset by the repayment of a $350 million tranche of holding company Convertible Senior Notes in July 2019 and higher interest income in the prior comparable period.

•Fees payable to MIC’s external manager are a fixed percentage of its market capitalization less cash at the holding company level. Base management fees decreased to $4 million from $7 million in the prior comparable period with the decline in MIC’s market capitalization and the increase in the amount of cash held on its balance sheet.

Balance Sheet Strength and Financial Flexibility
MIC’s aggregate leverage ratio increased to approximately 4.8 times net debt/Adjusted EBITDA excluding non-cash items (trailing twelve-month basis) on June 30, 2020. The Company expects its leverage ratio to increase through the remainder of the year based on the impact of COVID-19 on its financial performance and its use of a portion of its current cash balance to fund growth projects. MIC expects to deploy cash of between $200 and $225 million on projects to which it is contractually obligated. Through June 30, the Company had deployed $119 million in growth projects. The use of cash is expected to be partially offset by incremental EBITDA generated by the projects completed during the year.
“Our current cash balances, excluding drawings on our revolving credit facility, together with the cash we believe our businesses will generate over the remainder of the year, are expected to fund our ongoing operations and allow us to meet all of our financial obligations,” noted Frost.
Strategic Alternatives
On October 31, 2019, MIC announced that it was pursuing strategic alternatives including the sale of the Company or one or more of its operating businesses as a means of unlocking value. During the second quarter, the Company continued to actively pursue these alternatives although travel and other restrictions on interactions imposed by COVID-19 slowed the process, as expected.
“While the timeline for the process has been extended due to COVID-19, we remain committed to unlocking value for shareholders through a sale or sales,” said Frost.

Summary Financial Information

	Quarter Ended June 30,		Change Favorable/ (Unfavorable)		Six Months Ended June 30,		Change Favorable/ (Unfavorable)
	2020	2019	$	%	2020	2019	$	%
	($ In Millions, Except Share and Per Share Data) (Unaudited)
GAAP Metrics
Continuing Operations
Net (loss) income	$(8)	$6	(14)	NM	$3	$70	(67)	(96)
Net (loss) income per share attributable to MIC	(0.09)	0.07	(0.16)	NM	0.04	0.81	(0.77)	(95)
Cash provided by operating activities	73	108	(35)	(32)	172	259	(87)	(34)
Discontinued Operations
Net income	$—	$3	(3)	(100)	$—	$8	(8)	(100)
Net income per share attributable to MIC	—	0.06	(0.06)	(100)	—	0.13	(0.13)	(100)
Cash provided by (used) in operating activities	—	2	(2)	(100)	—	(11)	11	100
Weighted average number of shares outstanding: basic	86,871,892	86,073,372	798,520	1	86,779,432	85,973,308	806,124	1
MIC Non-GAAP Metrics
EBITDA excluding non-cash items - continuing operations	$85	$132	(47)	(36)	$226	$334	(108)	(32)
Investment and acquisition/disposition costs	2	2	—	—	13	3	10	NM
Adjusted EBITDA excluding non - cash items–continuing operations	$87	$134	(47)	(35)	$239	$337	(98)	(29)
Cash interest	$(30)	$(31)	1	3	$(59)	$(59)	—	—
Cash taxes	5	(2)	7	NM	(2)	(9)	7	78
Maintenance capital expenditures	(16)	(13)	(3)	(23)	(28)	(23)	(5)	(22)
Adjusted Free Cash Flow - continuing operations	$46	$88	(42)	(48)	$150	$246	(96)	(39)
EBITDA excluding non-cash items - discontinued operations	$—	$12	(12)	(100)	$—	$22	(22)	(100)
Cash interest	—	(5)	5	100	—	(8)	8	100
Free Cash Flow - discontinued operations	$—	$7	(7)	(100)	$—	$14	(14)	(100)
Adjusted Free Cash Flow - consolidated	$46	$95	(49)	(52)	$150	$260	(110)	(42)
___________
NM — Not meaningful
Conference Call and Webcast
When: MIC has scheduled a conference call for 8:00 a.m. Eastern Time on Tuesday, August 4, 2020 during which management will review and comment on the second quarter and year to date 2020 results.
How: To listen to the conference call dial +1(650) 521-5252 or +1(877) 852-2928 at least ten minutes prior to the scheduled start time. A webcast of the call will be accessible via the Company’s website at www.macquarie.com/mic. Allow extra time prior to the call to visit the site and download the software needed to listen to the webcast.
Slides: MIC will prepare materials in support of its conference call. The materials will be available for downloading from the Company’s website prior to the call.
Replay: For interested individuals unable to participate in the live conference call, a replay will be available after 2:00 p.m. on August 4, 2020 through midnight on August 11, 2020, at +1(404) 537-3406 or +1(855) 859-2056, Passcode: 2387446. An online archive of the webcast will be available on the Company’s website for one year following the call.
About MIC
MIC owns and operates a diversified group of businesses providing basic services to customers in the United States. Its businesses consist of a bulk liquid terminals business, International-Matex Tank Terminals; an airport services business, Atlantic Aviation; and entities comprising an energy services, production and distribution segment, MIC Hawaii. For additional information, please visit the MIC website at www.macquarie.com/mic.

Use of Non-GAAP Measures
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items and Free Cash Flow
In addition to MIC’s results under U.S. GAAP, the Company uses certain non-GAAP measures to assess the performance and prospects of its businesses. In particular, MIC uses EBITDA excluding non-cash items and Free Cash Flow.
MIC measures EBITDA excluding non-cash items as a reflection of its businesses’ ability to effectively manage the volume of products sold or services provided, the operating margin earned on those transactions and the management of operating expenses independent of the capitalization and tax attributes of those businesses. The Company believes investors use EBITDA excluding non-cash items primarily as a measure to assess the operating performance of its businesses and to make comparisons with the operating performance of other businesses whose depreciation and amortization expense may vary widely from MIC’s, particularly where acquisitions and other non-operating factors are involved. MIC defines EBITDA excluding non-cash items as net income (loss) or earnings — the most comparable GAAP measure — before interest, taxes, depreciation and amortization and non-cash items including impairments, unrealized derivative gains and losses, adjustments for other non-cash items and pension expense reflected in the statements of operations. Other non-cash expenses, net, excludes the adjustment to bad debt expense related to the specific reserve component, net of recoveries, for which this adjustment is reported in working capital. EBITDA excluding non-cash items also excludes base management fees and performance fees, if any, whether paid in cash or stock.
The Company’s businesses can be characterized as owners of high-value, long-lived assets capable of generating substantial Free Cash Flow. MIC defines Free Cash Flow as cash from operating activities — the most comparable GAAP measure — which includes cash paid for interest, taxes and pension contributions, less maintenance capital expenditures, which includes principal repayments on capital lease obligations used to fund maintenance capital expenditures and excludes changes in working capital.
Management uses Free Cash Flow as a measure of its ability to fund acquisitions, invest in growth projects, reduce or repay indebtedness and/or return capital to shareholders. GAAP metrics such as net income (loss) do not provide MIC management with the same level of visibility to into the performance and prospects of the business as a result of: (i) the capital intensive nature of MIC’s businesses and the generation of non-cash depreciation and amortization; (ii) shares issued to the Company’s external manager under the Management Services Agreement, (iii) the Company’s ability to defer all or a portion of current federal income taxes; (iv) non-cash unrealized gains or losses on derivative instruments; (v) gains (losses) on disposal of assets; (vi) non-cash compensation expense incurred in relation to the incentive plans for senior management of our operating businesses, and (vii) pension expense. Pension expenses primarily consist of interest expense, expected return on plan assets and amortization of actuarial and performance gains and losses. Any cash contributions to pension plans are reflected as a reduction in Free Cash Flow and are not included in pension expense. Management believes that external consumers of its financial statements, including investors and research analysts, use Free Cash Flow both to assess the Company’s performance and as an indicator of its success in generating an attractive risk-adjusted return.
In its Quarterly Report on Form 10-Q, the Company has disclosed Free Cash Flow on a consolidated basis and for each of its operating segments and Corporate and Other. Management believes that both EBITDA excluding non-cash items and Free Cash Flow support a more complete and accurate understanding of the financial and operating performance of its businesses than would otherwise be achieved using GAAP results alone.
Free Cash Flow does not take into consideration required payments on indebtedness and other fixed obligations or other cash items that are excluded from MIC’s definition of Free Cash Flow. Management notes that Free Cash Flow may be calculated differently by other companies thereby limiting its usefulness as a comparative measure. Free Cash Flow should be used as a supplemental measure to help understand MIC’s financial performance and not in lieu of its financial results reported under GAAP.
See the tables below for a reconciliation of Net Income (loss) to EBITDA excluding non-cash items from continuing operations and a reconciliation of cash provided by operating activities from continuing operations to Free Cash Flow from continuing operations.
Classification of Maintenance Capital Expenditures and Growth Capital Expenditures
MIC categorizes capital expenditures as either maintenance capital expenditures or growth capital expenditures. As neither maintenance capital expenditure nor growth capital expenditure is a GAAP term, the Company has adopted a framework to categorize specific capital expenditures. In broad terms, maintenance capital expenditures primarily maintain MIC’s businesses at current levels of operations, capability, profitability, or cash flow, while growth capital expenditures primarily provide new or enhanced levels of operations, capability, profitability or cash flow. Management considers a number of factors in determining whether a specific capital expenditure will be classified as maintenance or growth.

MIC does not bifurcate specific capital expenditures into growth and maintenance components. Each discrete capital expenditure is considered within the above framework and the entire capital expenditure is classified as either maintenance or growth.
Forward-Looking Statements
This press release contains forward-looking statements. MIC may, in some cases, use words such as "project”, "believe”, "anticipate”, "plan”, "expect”, "estimate”, "intend”, "should”, "would”, "could”, "potentially”, or "may” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Such statements include, among others, those concerning our expected financial performance and strategic and operational plans, statements regarding the anticipated specific and overall impacts of the COVID-19 pandemic, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. Forward-looking statements in this release are subject to a number of risks and uncertainties, some of which are beyond MIC’s control including, among other things: changes in general economic or business conditions; the short and long term impact of the COVID-19 pandemic; its ability to service, comply with the terms of and refinance debt, successfully integrate and manage acquired businesses, retain or replace qualified employees, complete growth projects, deploy growth capital and manage growth, make and finance future acquisitions, and implement its strategy; the regulatory environment; demographic trends, the political environment, the economy, tourism, construction and transportation costs, air travel, environmental costs and risks; fuel and gas and other commodity costs; its ability to recover increases in costs from customers, cybersecurity risks, work interruptions or other labor stoppages; risks associated with acquisitions or dispositions, litigation risks; risks related to its shared services initiative and its ability to achieve cost savings; reliance on sole or limited source suppliers, risks or conflicts of interests involving its relationship with the Macquarie Group and changes in U.S. federal tax law.
MIC’s actual results, performance, prospects or opportunities could differ materially from those expressed in or implied by the forward-looking statements. Additional risks of which MIC is not currently aware could also cause its actual results to differ. In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements. The forward-looking events discussed in this release may not occur. These forward-looking statements are made as of the date of this release. MIC undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
MIC is not an authorized deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia). The obligations of MIC do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542 (MBL). MBL does not guarantee or otherwise provide assurance in respect of the obligations of MIC.

For further information, please contact:

Investors: Jay Davis Investor Relations MIC 212-231-1825	Media: Lee Lubarsky Corporate Communications MIC 212-231-2638

MACQUARIE INFRASTRUCTURE CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS
($ in Millions, Except Share Data)

	June 30, 2020	December 31, 2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$874	$357
Restricted cash	14	1
Accounts receivable, net of allowance for doubtful accounts	62	97
Inventories	26	31
Prepaid expenses	14	13
Income tax receivable	12	11
Other current assets	16	19
Total current assets	1,018	529
Property, equipment, land and leasehold improvements, net	3,231	3,202
Operating lease assets, net	330	336
Investment in unconsolidated business	8	9
Goodwill	2,044	2,043
Intangible assets, net	705	729
Other noncurrent assets	11	13
Total assets	$7,347	$6,861
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Due to Manager-related party	$2	$3
Accounts payable	37	67
Accrued expenses	76	86
Current portion of long-term debt	11	12
Operating lease liabilities - current	20	20
Fair value of derivative liabilities	8	7
Other current liabilities	26	35
Total current liabilities	180	230
Long-term debt, net of current portion	3,254	2,654
Deferred income taxes	679	679
Operating lease liabilities - noncurrent	316	320
Other noncurrent liabilities	176	167
Total liabilities	4,605	4,050
Commitments and contingencies	—	—
Stockholders’ equity (1):
Additional paid in capital	1,127	1,198
Accumulated other comprehensive loss	(38)	(37)
Retained earnings	1,644	1,641
Total stockholders’ equity	2,733	2,802
Noncontrolling interests	9	9
Total equity	2,742	2,811
Total liabilities and equity	$7,347	$6,861
___________

(1)The Company is authorized to issue the following classes of stock: (i) 500,000,000 shares of common stock, par value $0.001 per share. At June 30, 2020 and December 31, 2019, the Company had 86,969,144 shares and 86,600,302 shares of common stock issued and outstanding, respectively; (ii) 100,000,000 shares of preferred stock, par value $0.001 per share authorized. At June 30, 2020 and December 31, 2019, no preferred stocks were issued or outstanding; and (iii) 100 shares of special stock, par value $0.001 per share, issued and outstanding to its Manager as at June 30, 2020 and December 31, 2019.

MACQUARIE INFRASTRUCTURE CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
($ in Millions, Except Share and Per Share Data)

	Quarter ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue
Service revenue	$224	$355	$580	$773
Product revenue	37	61	97	125
Total revenue	261	416	677	898
Costs and expenses
Cost of services	75	162	220	330
Cost of product sales	18	45	60	85
Selling, general and administrative	83	84	179	164
Fees to Manager-related party	4	7	11	15
Depreciation	50	48	101	96
Amortization of intangibles	13	15	27	30
Total operating expenses	243	361	598	720
Operating income	18	55	79	178
Other income (expense)
Interest income	—	1	—	4
Interest expense(1)	(33)	(46)	(75)	(88)
Other income (expense), net	2	(2)	3	2
Net (loss) income from continuing operations before income taxes	(13)	8	7	96
Benefit (provision) for income taxes	5	(2)	(4)	(26)
Net (loss) income from continuing operations	(8)	6	3	70
Discontinued Operations(2)
Net income from discontinued operations before income taxes	—	5	—	8
Provision for income taxes	—	(2)	—	—
Net income from discontinued operations	—	3	—	8
Net (loss) income	(8)	9	3	78
Net (loss) income from continuing operations	(8)	6	3	70
Net (loss) income from continuing operations attributable to MIC	(8)	6	3	70
Net income from discontinued operations	—	3	—	8
Less: net loss attributable to noncontrolling interests	—	(2)	—	(3)
Net income from discontinued operations attributable to MIC	—	5	—	11
Net (loss) income attributable to MIC	$(8)	$11	$3	$81
Basic (loss) income per share from continuing operations attributable to MIC	$(0.09)	$0.07	$0.04	$0.81
Basic income per share from discontinued operations attributable to MIC	—	0.06	—	0.13
Basic (loss) income per share attributable to MIC	$(0.09)	$0.13	$0.04	$0.94
Weighted average number of shares outstanding: basic	86,871,892	86,073,372	86,779,432	85,973,308
Diluted (loss) income per share from continuing operations attributable to MIC	$(0.09)	$0.07	$0.04	$0.81
Diluted income per share from discontinued operations attributable to MIC	—	0.06	—	0.13
Diluted (loss) income per share attributable to MIC	$(0.09)	$0.13	$0.04	$0.94
Weighted average number of shares outstanding: diluted	86,871,892	86,099,111	86,838,519	85,998,006
Cash dividends declared per share	$—	$1.00	$—	$2.00
___________
(1)Interest expense includes non-cash losses on derivative instruments of $1 million and $10 million for the quarter and six months ended June 30, 2020, respectively, compared with non-cash losses of $8 million and $12 million for the quarter and six months ended June 30, 2019, respectively.
(2)See Note 4, “Discontinued Operations and Dispositions”, in our Notes to Consolidated Condensed Financial Statements in Part I of Form 10-Q for the quarter ended June 30, 2020, for discussions on businesses classified as held for sale.

MACQUARIE INFRASTRUCTURE CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
($ in Millions)

	Six Months Ended June 30,
	2020	2019
Operating activities
Net income from continuing operations	$3	$70
Adjustments to reconcile net income to net cash provided by operating activities from continuing operations:
Depreciation and amortization of property and equipment	101	96
Amortization of intangible assets	27	30
Amortization of debt financing costs	5	5
Amortization of debt discount	1	2
Adjustments to derivative instruments	6	22
Fees to Manager - related party	11	15
Deferred taxes	2	17
Other non-cash expense, net	9	9
Changes in other assets and liabilities, net of acquisitions:
Accounts receivable	32	(2)
Inventories	6	(1)
Prepaid expenses and other current assets	(1)	(11)
Accounts payable and accrued expenses	(28)	1
Income taxes payable	(2)	3
Other, net	—	3
Net cash provided by operating activities from continuing operations	172	259
Investing activities
Acquisitions of businesses and investments, net of cash, cash equivalents and restricted cash acquired	(13)	—
Purchases of property and equipment	(135)	(102)
Loan to project developer	—	(1)
Net cash used in investing activities from continuing operations	(148)	(103)
Financing activities
Proceeds from long-term debt	874	—
Payment of long-term debt	(281)	(3)
Dividends paid to common stockholders	(87)	(172)
Debt financing costs paid	—	(1)
Net cash provided by (used in) financing activities from continuing operations	506	(176)
Net change in cash, cash equivalents and restricted cash from continuing operations	530	(20)

MACQUARIE INFRASTRUCTURE CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS – (continued)
(Unaudited)
($ in Millions)

	Six Months Ended June 30,
	2020	2019
Cash flows (used in) provided by discontinued operations:
Net cash used in operating activities	$—	$(11)
Net cash used in investing activities	—	(16)
Net cash provided by financing activities	—	27
Net cash provided by discontinued operations	—	—
Net change in cash, cash equivalents and restricted cash	530	(20)
Cash, cash equivalents and restricted cash, beginning of period	358	629
Cash, cash equivalents and restricted cash, end of period	$888	$609
Supplemental disclosures of cash flow information from continuing operations:
Non-cash investing and financing activities:
Accrued purchases of property and equipment	$20	$13
Leased assets obtained in exchange for new operating lease liabilities	6	2
Taxes paid, net	4	6
Interest paid, net	59	67
The following table provides a reconciliation of cash, cash equivalents and restricted cash from both continuing and discontinued operations reported within the consolidated condensed balance sheets that is presented in the consolidated condensed statements of cash flows:

	As of June 30,
	2020	2019
Cash and cash equivalents	$874	$573
Restricted cash	14	17
Cash, cash equivalents and restricted cash included in assets held for sale(1)	—	19
Total of cash, cash equivalents and restricted cash shown in the consolidated statement of cash flows	$888	$609
___________
(1)Represents cash, cash equivalents and restricted cash related to businesses classified as held for sale. See Note 4, “Discontinued Operations and Dispositions”, in our Notes to Consolidated Condensed Financial Statements in Part I of Form 10-Q for the quarter ended June 30, 2020, for further discussion.

MACQUARIE INFRASTRUCTURE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS – MD&A

	Quarter Ended June 30,		Change Favorable/(Unfavorable)		Six Months Ended June 30,		Change Favorable/(Unfavorable)
	2020	2019	$	%	2020	2019	$	%
	($ In Millions, Except Share and Per Share Data) (Unaudited)
Revenue
Service revenue	$224	$355	(131)	(37)	$580	$773	(193)	(25)
Product revenue	37	61	(24)	(39)	97	125	(28)	(22)
Total revenue	261	416	(155)	(37)	677	898	(221)	(25)
Costs and expenses
Cost of services	75	162	87	54	220	330	110	33
Cost of product sales	18	45	27	60	60	85	25	29
Selling, general and administrative	83	84	1	1	179	164	(15)	(9)
Fees to Manager - related party	4	7	3	43	11	15	4	27
Depreciation and amortization	63	63	—	—	128	126	(2)	(2)
Total operating expenses	243	361	118	33	598	720	122	17
Operating income	18	55	(37)	(67)	79	178	(99)	(56)
Other income (expense)
Interest income	—	1	(1)	(100)	—	4	(4)	(100)
Interest expense(1)	(33)	(46)	13	28	(75)	(88)	13	15
Other income (expense), net	2	(2)	4	200	3	2	1	50
Net (loss) income from continuing operations before income taxes	(13)	8	(21)	NM	7	96	(89)	(93)
Benefit (provision) for income taxes	5	(2)	7	NM	(4)	(26)	22	85
Net (loss) income from continuing operations	(8)	6	(14)	NM	3	70	(67)	(96)
Discontinued Operations
Net income from discontinued operations before income taxes	—	5	(5)	(100)	—	8	(8)	(100)
Provision for income taxes	—	(2)	2	100	—	—	—	—
Net income from discontinued operations	—	3	(3)	(100)	—	8	(8)	(100)
Net (loss) income	(8)	9	(17)	(189)	3	78	(75)	(96)

Net (loss) income from continuing operations	(8)	6	(14)	NM	3	70	(67)	(96)
Net (loss) income from continuing operations attributable to MIC	(8)	6	(14)	NM	3	70	(67)	(96)
Net income from discontinued operations	—	3	(3)	(100)	—	8	(8)	(100)
Less: net loss attributable to noncontrolling interests	—	(2)	(2)	(100)	—	(3)	(3)	(100)
Net income from discontinued operations attributable to MIC	—	5	(5)	(100)	—	11	(11)	(100)
Net (loss) income attributable to MIC	$(8)	$11	(19)	(173)	$3	$81	(78)	(96)
Basic (loss) income per share from continuing operations attributable to MIC	$(0.09)	$0.07	(0.16)	NM	$0.04	$0.81	(0.77)	(95)
Basic income per share from discontinued operations attributable to MIC	—	0.06	(0.06)	(100)	—	0.13	(0.13)	(100)
Basic (loss) income per share attributable to MIC	$(0.09)	$0.13	(0.22)	(169)	$0.04	$0.94	(0.90)	(96)
Weighted average number of shares outstanding: basic	86,871,892	86,073,372	798,520	1	86,779,432	85,973,308	806,124	1
___________
NM — Not meaningful
(1)Interest expense includes non-cash losses on derivative instruments of $1 million and $10 million for the quarter and six months ended June 30, 2020, respectively, compared with non-cash losses of $8 million and $12 million for the quarter and six months ended June 30, 2019, respectively.

MACQUARIE INFRASTRUCTURE CORPORATION

RECONCILIATION OF CONSOLIDATED NET (LOSS) INCOME TO EBITDA EXCLUDING
NON-CASH ITEMS AND A RECONCILIATION FROM CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

	Quarter Ended June 30,		Change Favorable/(Unfavorable)		Six Months Ended June 30,		Change Favorable/(Unfavorable)
	2020	2019	$	%	2020	2019	$	%
	($ In Millions) (Unaudited)
Net (loss) income from continuing operations	$(8)	$6			$3	$70
Interest expense, net(1)	33	45			75	84
(Benefit) Provision for income taxes	(5)	2			4	26
Depreciation and amortization	63	63			128	126
Fees to Manager - related party	4	7			11	15
Other non-cash (income) expense, net (2)	(2)	9			5	13
EBITDA excluding non-cash items - continuing operations	$85	$132	(47)	(36)	$226	$334	(108)	(32)

EBITDA excluding non-cash items - continuing operations	$85	$132			$226	$334
Interest expense, net(1)	(33)	(45)			(75)	(84)
Non-cash interest expense, net(1)	3	14			16	25
Benefit (provision) for current income taxes	5	(2)			(2)	(9)
Changes in working capital	13	9			7	(7)
Cash provided by operating activities - continuing operations	73	108			172	259
Changes in working capital	(13)	(9)			(7)	7
Maintenance capital expenditures	(16)	(13)			(28)	(23)
Free cash flow - continuing operations	44	86	(42)	(49)	137	243	(106)	(44)
Free cash flow - discontinued operations	—	7	(7)	(100)	—	14	(14)	(100)
Total Free Cash Flow	$44	$93	(49)	(53)	$137	$257	(120)	(47)
_____________
(1)Interest expense, net, includes adjustments to derivative instruments, non-cash amortization of deferred financing fees and non-cash amortization of debt discount related to the 2.00% Convertible Senior Notes due October 2023.
(2)Other non-cash (income) expense, net, includes primarily pension expense of $2 million and $4 million for the quarter and six month periods ended June 30, 2020 and 2019, respectively, unrealized gains (losses) on commodity hedge contracts, non-cash compensation expense incurred in relation to the incentive plans for senior management of our operating businesses and non-cash gains (losses) related to the disposal of assets. Pension expense consists primarily of interest cost, expected return on plan assets and amortization of actuarial and performance gains and losses. Other non-cash (income) expense, net, excludes the adjustment to bad debt expense related to the specific reserve component, net of recoveries, for which this adjustment is reported in working capital in the above table. See “Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items and Free Cash Flow” above for further discussion.

MACQUARIE INFRASTRUCTURE CORPORATION

RECONCILIATION OF SEGMENT NET INCOME (LOSS) TO EBITDA
EXCLUDING NON-CASH ITEMS AND A RECONCILIATION FROM CASH PROVIDED
BY (USED IN) OPERATING ACTIVITIES TO FREE CASH FLOW
IMTT

	Quarter Ended June 30,		Change Favorable/(Unfavorable)		Six Months Ended June 30,		Change Favorable/(Unfavorable)
	2020	2019			2020	2019
	$	$	$	%	$	$	$	%
	($ In Millions) (Unaudited)
Revenue	120	119	1	1	252	280	(28)	(10)
Cost of services	46	49	3	6	96	99	3	3
Selling, general and administrative expenses	10	9	(1)	(11)	19	17	(2)	(12)
Depreciation and amortization	34	33	(1)	(3)	68	66	(2)	(3)
Operating income	30	28	2	7	69	98	(29)	(30)
Interest expense, net(1)	(10)	(15)	5	33	(25)	(28)	3	11
Other income, net	2	—	2	NM	3	—	3	NM
Provision for income taxes	(6)	(4)	(2)	(50)	(13)	(20)	7	35
Net income	16	9	7	78	34	50	(16)	(32)
Reconciliation of net income to EBITDA excluding non-cash items and a reconciliation of cash provided by operating activities to Free Cash Flow:
Net income	16	9			34	50
Interest expense, net(1)	10	15			25	28
Provision for income taxes	6	4			13	20
Depreciation and amortization	34	33			68	66
Other non-cash expense, net(2)	2	3			5	4
EBITDA excluding non-cash items	68	64	4	6	145	168	(23)	(14)
EBITDA excluding non-cash items	68	64			145	168
Interest expense, net(1)	(10)	(15)			(25)	(28)
Non-cash interest expense, net(1)	—	5			5	8
Provision for current income taxes	(1)	(1)			(3)	(12)
Changes in working capital	(3)	2			(20)	10
Cash provided by operating activities	54	55			102	146
Changes in working capital	3	(2)			20	(10)
Maintenance capital expenditures	(13)	(8)			(19)	(14)
Free cash flow	44	45	(1)	(2)	103	122	(19)	(16)
_____________
NM — Not meaningful
(1)Interest expense, net, includes non-cash adjustments to derivative instruments and non-cash amortization of deferred financing fee.
(2)Other non-cash expense, net, includes primarily pension expense of $2 million and $4 million for the quarter and six month periods ended June 30, 2020 and 2019, respectively, and non-cash compensation expense incurred in relation to incentive plans. Pension expense consists primarily of interest cost, expected return on plan assets and amortization of actuarial and performance gains and losses. Other non-cash expenses, net, excludes the adjustment to bad debt expense related to the specific reserve component, net of recoveries, for which this adjustment is reported in working capital in the above table. See “Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items and Free Cash Flow” above for further discussion.

Atlantic Aviation

	Quarter Ended June 30,		Change Favorable/(Unfavorable)		Six Months Ended June 30,		Change Favorable/(Unfavorable)
	2020	2019			2020	2019
	$	$	$	%	$	$	$	%
	($ In Millions) (Unaudited)
Revenue	104	236	(132)	(56)	328	494	(166)	(34)
Cost of services (exclusive of depreciation and amortization shown separately below)	29	113	84	74	124	231	107	46
Gross margin	75	123	(48)	(39)	204	263	(59)	(22)
Selling, general and administrative expenses	59	62	3	5	123	123	—	—
Depreciation and amortization	25	26	1	4	52	52	—	—
Operating (loss) income	(9)	35	(44)	(126)	29	88	(59)	(67)
Interest expense, net(1)	(14)	(22)	8	36	(33)	(41)	8	20
Benefit (provision) for income taxes	6	(4)	10	NM	1	(13)	14	108
Net (loss) income	(17)	9	(26)	NM	(3)	34	(37)	(109)
Reconciliation of net (loss) income to EBITDA excluding non-cash items and a reconciliation of cash provided by operating activities to Free Cash Flow:
Net (loss) income	(17)	9			(3)	34
Interest expense, net(1)	14	22			33	41
(Benefit) provision for income taxes	(6)	4			(1)	13
Depreciation and amortization	25	26			52	52
Other non-cash expense, net(2)	1	1			2	1
EBITDA excluding non-cash items	17	62	(45)	(73)	83	141	(58)	(41)
EBITDA excluding non-cash items	17	62			83	141
Interest expense, net(1)	(14)	(22)			(33)	(41)
Non-cash interest expense, net(1)	2	7			7	12
Benefit (provision) for current income taxes	9	(3)			—	(10)
Changes in working capital	9	6			25	2
Cash provided by operating activities	23	50			82	104
Changes in working capital	(9)	(6)			(25)	(2)
Maintenance capital expenditures	(2)	(3)			(5)	(5)
Free cash flow	12	41	(29)	(71)	52	97	(45)	(46)
_____________
NM — Not meaningful
(1)Interest expense, net, includes non-cash adjustments to derivative instruments and non-cash amortization of deferred financing fees.
(2)Other non-cash expense, net, includes primarily non-cash compensation expense incurred in relation to incentive plans and non-cash gains (losses) related to the disposal of assets. Other non-cash expenses, net, excludes the adjustment to bad debt expense related to the specific reserve component, net of recoveries, for which this adjustment is reported in working capital in the above table. See “Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items and Free Cash Flow” above for further discussion.

MIC Hawaii

	Quarter Ended June 30,		Change Favorable/(Unfavorable)		Six Months Ended June 30,		Change Favorable/(Unfavorable)
	2020	2019			2020	2019
	$	$	$	%	$	$	$	%
	($ In Millions) (Unaudited)
Revenue	37	61	(24)	(39)	97	125	(28)	(22)
Cost of product sales (exclusive of depreciation and amortization shown separately below)	18	45	27	60	60	85	25	29
Gross margin	19	16	3	19	37	40	(3)	(8)
Selling, general and administrative expenses	6	5	(1)	(20)	12	11	(1)	(9)
Depreciation and amortization	4	4	—	—	8	8	—	—
Operating income	9	7	2	29	17	21	(4)	(19)
Interest expense, net(1)	(2)	(2)	—	—	(5)	(5)	—	—
Other expense, net	—	(2)	2	100	—	(2)	2	100
Provision for income taxes	(2)	(1)	(1)	(100)	(4)	(4)	—	—
Net income	5	2	3	150	8	10	(2)	(20)
Reconciliation of net income to EBITDA excluding non-cash items and a reconciliation of cash provided by operating activities to Free Cash Flow:
Net income	5	2			8	10
Interest expense, net(1)	2	2			5	5
Provision for income taxes	2	1			4	4
Depreciation and amortization	4	4			8	8
Other non-cash (income) expense, net(2)	(6)	5			(3)	7
EBITDA excluding non-cash items	7	14	(7)	(50)	22	34	(12)	(35)
EBITDA excluding non-cash items	7	14			22	34
Interest expense, net(1)	(2)	(2)			(5)	(5)
Non-cash interest expense, net(1)	—	—			1	1
Provision for current income taxes	(1)	—			(3)	(3)
Changes in working capital	9	3			4	1
Cash provided by operating activities	13	15			19	28
Changes in working capital	(9)	(3)			(4)	(1)
Maintenance capital expenditures	(1)	(2)			(4)	(4)
Free cash flow	3	10	(7)	(70)	11	23	(12)	(52)
_____________
(1)Interest expense, net, includes non-cash adjustments to derivative instruments related to interest rate swaps and non-cash amortization of deferred financing fees.
(2)Other non-cash (income) expense, net, includes primarily non-cash adjustments related to unrealized gains (losses) on commodity hedge contracts, pension expense and non-cash compensation expense incurred in relation to incentive plans. Pension expense consists primarily of interest cost, expected return on plan assets and amortization of actuarial and performance gains and losses. Other non-cash (income) expense, net, excludes the adjustment to bad debt expense related to the specific reserve component, net of recoveries, for which this adjustment is reported in working capital in the above table. See “Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items and Free Cash Flow” above for further discussion.

Corporate and Other

	Quarter Ended June 30,		Change Favorable/(Unfavorable)		Six Months Ended June 30,		Change Favorable/(Unfavorable)
	2020	2019			2020	2019
	$	$	$	%	$	$	$	%
	($ In Millions) (Unaudited)
Selling, general and administrative expenses	8	8	—	—	25	14	(11)	(79)
Fees to Manager - related party	4	7	3	43	11	15	4	27
Operating loss	(12)	(15)	3	20	(36)	(29)	(7)	(24)
Interest expense, net(1)	(7)	(6)	(1)	(17)	(12)	(10)	(2)	(20)
Other income, net	—	—	—	—	—	4	(4)	(100)
Benefit for income taxes	7	7	—	—	12	11	1	9
Net loss	(12)	(14)	2	14	(36)	(24)	(12)	(50)
Reconciliation of net loss to EBITDA excluding non-cash items and a reconciliation of cash used in operating activities to Free Cash Flow:
Net loss	(12)	(14)			(36)	(24)
Interest expense, net(1)	7	6			12	10
Benefit for income taxes	(7)	(7)			(12)	(11)
Fees to Manager - related party	4	7			11	15
Other non-cash expense, net	1	—			1	1
EBITDA excluding non-cash items	(7)	(8)	1	13	(24)	(9)	(15)	(167)
EBITDA excluding non-cash items	(7)	(8)			(24)	(9)
Interest expense, net(1)	(7)	(6)			(12)	(10)
Non-cash interest expense, net(1)	1	2			3	4
(Provision) benefit for current income taxes	(2)	2			4	16
Changes in working capital	(2)	(2)			(2)	(20)
Cash used in operating activities	(17)	(12)			(31)	(19)
Changes in working capital	2	2			2	20
Free cash flow	(15)	(10)	(5)	(50)	(29)	1	(30)	NM
_____________
NM — Not meaningful
(1)Interest expense, net, included non-cash amortization of deferred financing fees and non-cash amortization of debt discount related to the 2.00% Convertible Senior Notes due October 2023.

MACQUARIE INFRASTRUCTURE CORPORATION

RECONCILIATION OF NET INCOME (LOSS) TO EBITDA EXCLUDING
NON-CASH ITEMS AND A RECONCILIATION FROM CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES TO FREE CASH FLOW

			For the Quarter Ended June 30, 2020
			IMTT	Atlantic Aviation	MIC Hawaii	Corporate and Other	Total Continuing Operations
			($ in Millions) (Unaudited)
Net income (loss)			16	(17)	5	(12)	(8)
Interest expense, net(1)			10	14	2	7	33
Provision (benefit) for income taxes			6	(6)	2	(7)	(5)
Depreciation and amortization			34	25	4	—	63
Fees to Manager-related party			—	—	—	4	4
Other non-cash expense (income), net(2)			2	1	(6)	1	(2)
EBITDA excluding non-cash items			68	17	7	(7)	85
EBITDA excluding non-cash items			68	17	7	(7)	85
Interest expense, net(1)			(10)	(14)	(2)	(7)	(33)
Non-cash interest expense, net(1)			—	2	—	1	3
(Provision) benefit for current income taxes			(1)	9	(1)	(2)	5
Changes in working capital			(3)	9	9	(2)	13
Cash provided by (used in) operating activities			54	23	13	(17)	73
Changes in working capital			3	(9)	(9)	2	(13)
Maintenance capital expenditures			(13)	(2)	(1)	—	(16)
Free Cash Flow			44	12	3	(15)	44

	For the Quarter Ended June 30, 2019
	IMTT	Atlantic Aviation	MIC Hawaii	Corporate and Other	Total Continuing Operations	Discontinued Operations	Total
	($ in Millions) (Unaudited)
Net income (loss)	9	9	2	(14)	6	3	9
Interest expense, net(1)	15	22	2	6	45	7	52
Provision (benefit) for income taxes	4	4	1	(7)	2	2	4
Depreciation and amortization	33	26	4	—	63	—	63
Fees to Manager-related party	—	—	—	7	7	—	7
Other non-cash expense, net(2)	3	1	5	—	9	—	9
EBITDA excluding non-cash items	64	62	14	(8)	132	12	144
EBITDA excluding non-cash items	64	62	14	(8)	132	12	144
Interest expense, net(1)	(15)	(22)	(2)	(6)	(45)	(7)	(52)
Non-cash interest expense, net(1)	5	7	—	2	14	2	16
(Provision) benefit for current income taxes	(1)	(3)	—	2	(2)	—	(2)
Changes in working capital	2	6	3	(2)	9	(5)	4
Cash provided by (used in) operating activities	55	50	15	(12)	108	2	110
Changes in working capital	(2)	(6)	(3)	2	(9)	5	(4)
Maintenance capital expenditures	(8)	(3)	(2)	—	(13)	—	(13)
Free Cash Flow	45	41	10	(10)	86	7	93

			For the Six Months Ended June 30, 2020
			IMTT	Atlantic Aviation	MIC Hawaii	Corporate and Other	Total Continuing Operations
			($ in Millions) (Unaudited)
Net income (loss)			34	(3)	8	(36)	3
Interest expense, net(1)			25	33	5	12	75
Provision (benefit) for income taxes			13	(1)	4	(12)	4
Depreciation and amortization			68	52	8	—	128
Fees to Manager-related party			—	—	—	11	11
Other non-cash expense (income), net(2)			5	2	(3)	1	5
EBITDA excluding non-cash items			145	83	22	(24)	226
EBITDA excluding non-cash items			145	83	22	(24)	226
Interest expense, net(1)			(25)	(33)	(5)	(12)	(75)
Non-cash interest expense, net(1)			5	7	1	3	16
(Provision) benefit for current income taxes			(3)	—	(3)	4	(2)
Changes in working capital			(20)	25	4	(2)	7
Cash provided by (used in) operating activities			102	82	19	(31)	172
Changes in working capital			20	(25)	(4)	2	(7)
Maintenance capital expenditures			(19)	(5)	(4)	—	(28)
Free Cash Flow			103	52	11	(29)	137

	For the Six Months Ended June 30, 2019
	IMTT	Atlantic Aviation	MIC Hawaii	Corporate and Other	Total Continuing Operations	Discontinued Operations	Total
	($ in Millions) (Unaudited)
Net income (loss)	50	34	10	(24)	70	8	78
Interest expense, net(1)	28	41	5	10	84	12	96
Provision (benefit) for income taxes	20	13	4	(11)	26	—	26
Depreciation and amortization	66	52	8	—	126	—	126
Fees to Manager-related party	—	—	—	15	15	—	15
Other non-cash expense, net(2)	4	1	7	1	13	2	15
EBITDA excluding non-cash items	168	141	34	(9)	334	22	356
EBITDA excluding non-cash items	168	141	34	(9)	334	22	356
Interest expense, net(1)	(28)	(41)	(5)	(10)	(84)	(12)	(96)
Non-cash interest expense, net(1)	8	12	1	4	25	4	29
(Provision) benefit for current income taxes	(12)	(10)	(3)	16	(9)	—	(9)
Changes in working capital	10	2	1	(20)	(7)	(25)	(32)
Cash provided by (used in) operating activities	146	104	28	(19)	259	(11)	248
Changes in working capital	(10)	(2)	(1)	20	7	25	32
Maintenance capital expenditures	(14)	(5)	(4)	—	(23)	—	(23)
Free Cash Flow	122	97	23	1	243	14	257
______________
(1)Interest expense, net, includes non-cash adjustments to derivative instruments, non-cash amortization of deferred financing fees and non-cash amortization of debt discount related to the 2.00% Convertible Senior Notes due October 2023.
(2)Other non-cash expense (income), net, includes primarily pension expense of $2 million and $4 million for the quarter and six month periods ended June 30, 2020 and 2019, respectively, unrealized gains (losses) on commodity hedge contracts, non-cash compensation expense incurred in relation to the incentive plans for senior management of our operating businesses and non-cash gains (losses) related to the disposal of assets. Pension expense consists primarily of interest cost, expected return on plan assets and amortization of actuarial and performance gains and losses. Other non-cash expense (income), net, excludes the adjustment to bad debt expense related to the specific reserve component, net of recoveries, for which this adjustment is reported in working capital in the above table. See “Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items and Free Cash Flow” above for further discussion.